EXHIBIT 4.3

SPECIMEN WARRANT CERTIFICATE

[SUBJECT TO SECTION 8 HEREIN THIS WARRANT CERTIFICATE (I) CANNOT BE TRANSFERRED OR EXCHANGED UNTIL 90 DAYS AFTER THE EARLIER TO OCCUR OF THE EXPIRATION OF THE UNDERWRITERS’ OPTION TO PURCHASE ADDITIONAL UNITS TO COVER OVER-ALLOTMENTS OR THE EXERCISE IN FULL OR IN PART BY THE UNDERWRITERS OF SUCH OPTION (THE “DETACHMENT DATE”) UNLESS INCLUDED WITH A SHARE OF COMMON STOCK OF UNION STREET ACQUISITION CORP. AS PART OF A UNIT AND (II) CANNOT BE EXERCISED IN WHOLE OR IN PART BEFORE THE LATER OF THE COMPANY’S COMPLETION OF A BUSINESS COMBINATION OR                      , 2007].1

EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT

AGENT AS PROVIDED HEREIN.

Warrant Certificate evidencing

Warrants to Purchase Common Stock, par value $0.0001, as described herein.

UNION STREET ACQUISITION CORP.

No.	CUSIP No.

VOID AFTER 5:00 P.M., NEW YORK CITY TIME,

ON                              , 2010, (AS SUCH PERIOD MAY BE EXTENDED PURSUANT TO SECTION 2)

OR UPON EARLIER REDEMPTION

1. This certifies that                      , or its registered assigns, is the registered holder of                      warrants to purchase certain securities (each a “Warrant”). Each Warrant entitles the holder thereof, subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase from Union Street Acquisition Corp., a Delaware corporation (the “Company”), one share of the Company’s Common Stock, par value $0.0001 per share (each a “Share”), at the Exercise Price set forth below. The exercise price of each Warrant (the “Exercise Price”) shall be $6.00 initially, subject to adjustments as set forth in the Warrant Agreement (as defined below).

2. Subject to the terms of the Warrant Agreement, each Warrant evidenced hereby may be exercised in whole, but not in part, at any time, as specified herein, on any Business Day (as defined below) occurring during the period (the “Exercise Period”) commencing on the later of the Company’s completion of a Business Combination (as defined below) or                     , 2007 and ending at 5:00 P.M., New York City time, on                     , 2010; provided that if, during the period in which the warrants are exercisable, a registration statement under the Securities Act of 1933, as amended, relating to the shares of common stock issuable upon exercise of the warrants is not effective, or a prospectus relating to the shares of common stock issuable upon exercise of the warrants is not available for use, the expiration date for the warrants will be extended by the number of days during which such a registration statement was not effective or such prospectus was not available for use (the date on which the Exercise Period terminates, the “Expiration Date”). Each Warrant remaining unexercised after 5:00 P.M., New York City time on the Expiration Date shall become void, and all rights of the holder of this Warrant Certificate evidencing such Warrant shall cease.

3. The holder of the Warrants represented by this Warrant Certificate may exercise any Warrant evidenced hereby by delivering, not later than 5:00 P.M., New York City time, on any Business Day during the Exercise Period to Continental Stock Transfer & Trust Company (the “Warrant Agent”, which term

[1]	Bracketed text to be included only in the warrants sold in the public offering of the Company’s Shares.

includes any successor warrant agent under the Warrant Agreement described below) at its corporate trust department at 17 Battery Place, 8th Floor, New York NY 10004, (a) this Warrant Certificate, (b) an election to purchase (“Election to Purchase”), substantially in the form included on the reverse hereof and (c) payment of the Exercise Price for each Warrant to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds, subject to the conditions set forth herein and the Warrant Agreement; provided, however, that at any time after the Company has given a Redemption Notice (as defined herein), the holder hereof may, in lieu of payment of the Exercise Price, surrender its Warrant for that number of Shares equal to the quotient obtained by dividing (x) the product of (1) the number of Shares underlying the surrendered Warrant and (2) the difference between the Fair Market Value (defined below) and the Exercise Price, by (y) the Fair Market Value. The “Fair Market Value” shall mean the average reported last sale price of the Shares for the 10 trading days ending on the third trading day prior to the date on which the Redemption Notice is sent to holders of the Warrants].2 If any of (a) this Warrant Certificate, (b) the Election to Purchase, or (c) the Exercise Price therefor, is received by the Warrant Agent after 5:00 P.M., New York City, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the date such items are received and such date shall be the Exercise Date for purposes hereof. If the date such items are received is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day which is a Business Day and such date shall be the Exercise Date for purposes hereof. If the Warrants to be exercised are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Warrant Agent in its sole discretion and such determination will be final and binding upon the holder of the Warrants and the Company. Neither the Warrant Agent nor the Company shall have any obligation to inform a holder of Warrants of the invalidity of any exercise of Warrants.

As used herein, the term “Business Day” means any day that is not a Saturday or Sunday and is not a United States federal holiday or a day on which banking institutions generally are authorized or obligated by law or regulation to close in New York City.

As used herein, the term “Business Combination” shall mean an acquisition by the Company through a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination of one or more operating businesses in the business services industry (collectively, the “Target Business”) to be completed in compliance with the terms and conditions included in the Prospectus dated                     , 2006.

4. Warrants may be exercised only in whole numbers of Warrants. No fractional shares of Common Stock are to be issued upon the exercise of any Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Company and countersigned by the Warrant Agent, as provided in Section      of the Warrant Agreement, and delivered to the holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such Registered Holder.

5. This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of                     , 2006 (the “Warrant Agreement”), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, all of which terms and provisions the holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent to by acceptance hereof.

[2]	Bracketed text to be included in warrants included in the warrants issued to Union Street Capital Management, LLC, John T. Schwieters, David B. Kay and [other two directors] pursuant to the Private Placement Purchase Agreement, dated as of [ ], 2006, between the Company, and the purchasers listed on Exhibit A thereto.

6. At any time during the Exercise Period, the Company may, at its option, redeem all (but not part) of the then outstanding Warrants upon giving notice in accordance with the terms of the Warrant Agreement (the “Redemption Notice”), at a price of $0.01 per Warrant (the “Redemption Price”); provided, that (a) the last sales price of the Shares is at least $11.50 per Share, for any twenty (20) trading days within a thirty (30) trading day period ending on the third Business Day prior to the date on which the Redemption Notice is given, and (b) a registration statement under the Securities Act of 1933 relating to the shares of common stock issuable upon exercise of the warrants is effective and expected to remain effective until the redemption date and a prospectus relating to the shares of common stock issuable upon exercise of the warrants is available for use and expected to remain available for use until the redemption date. In the event the Company shall elect to redeem all of the then outstanding Warrants, the Company shall fix a date for such redemption (the “Redemption Date”); provided, that such date shall occur prior to the expiration of the Exercise Period. The Warrants may be exercised in accordance with the terms of this Agreement at any time after a Redemption Notice shall have been given by the Company; provided, however, that no Warrants may be exercised subsequent to the expiration of the Exercise Period; provided, further, that all rights with respect to the Warrants shall cease on the Redemption Date, other than to the right to receive the Redemption Price.

7. The Exercise Price and the number of Shares purchasable upon the exercise of each Warrant shall be subject to adjustment as provided pursuant to Section      of the Warrant Agreement.

8. [Prior to the Detachment Date, the Public Warrants and the Insider Warrants (as defined in the Warrant Agreement) represented by this Warrant Certificate may only be exchanged or transferred together with the Shares to which such Warrant is attached (together, a “Unit”), and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Unit. Additionally, each transfer of such Unit on the register of the Units shall operate also to transfer the Warrants included in such Units. Upon due presentment for registration of transfer or exchange of this Warrant Certificate at the stock transfer division of the Warrant Agent, the Company shall execute, and the Warrant Agent shall countersign and deliver as provided in Section 5 of the Warrant Agreement, in the name of the designated transferee, one or more new Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants, subject to the limitations provided in the Warrant Agreement.]3

9. Neither this Warrant Certificate nor the Warrants evidenced hereby shall entitle the holder hereof or thereof to any of the rights of a holder of the Shares, including, without limitation, the right to receive dividends, if any, or payments upon the liquidation, dissolution or winding up of the Company or to exercise voting rights, if any.

10. The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the holder of this Warrant Certificate or the Warrants evidenced thereby.

THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual signature of the Warrant Agent.

[3]	Bracketed text to be included only in the warrants sold in the public offering of the Company’s Shares

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated as of                               , 2006.

Union Street Acquisition Corp.

By:

Continental Stock Transfer & Trust Company,

as Warrant Agent

By:
Authorized Officer

[REVERSE]

Instructions for Exercise of Warrant

To exercise the Warrants evidenced hereby, the Warrant holder must, by 5:00 P.M., New York City time on the specified Exercise Date, deliver to the Warrant Agent at its stock transfer division, a certified or official bank check payable to the Warrant Agent or a wire transfer in immediately available funds to an account designated by the Warrant Agent, in an amount equal to the Exercise Price in full for the Warrants exercised. In addition, the Warrant holder must provide the information required below and deliver this Warrant Certificate to the Warrant Agent at the address set forth below. The Warrant Certificate and this Election to Purchase must be received by the Warrant Agent by 5:00 P.M., New York time, on the specified Exercise Date.

ELECTION TO PURCHASE

TO BE EXECUTED IF WARRANT HOLDER DESIRES

TO EXERCISE THE WARRANTS EVIDENCED HEREBY

The undersigned hereby irrevocably elects to exercise, on                     ,      (the “Exercise Date”),                      Warrants, evidenced by this Warrant Certificate, to purchase                      shares of the Common Stock (each a “Share”) of Union Street Acquisition Corp., a Delaware corporation (the “Company”), and represents that, on or before the Exercise Date, such holder has tendered payment for such Shares by certified or official bank check or bank wire transfer in immediately available funds to the order of the Company c/o Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York NY 10004, in the amount of $              in accordance with the terms hereof. The undersigned requests that said number of Shares be in fully registered form, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the remaining balance of the Warrants evidenced hereby be issued and delivered to the holder of the Warrant Certificate unless otherwise specified in the instructions below.

Dated:                          ,

Name

______________		(Please Print)
/ / / / - / / / - / / / / /
(Insert Social Security or Other Identifying
Number of Holder)	Address

Signature

This Warrant may only be exercised by presentation to the Warrant Agent at one of the following locations:

By hand at:

By mail at:

The method of delivery of this Warrant Certificate is at the option and risk of the exercising holder and the delivery of this Warrant Certificate will be deemed to be made only when actually received by the Warrant Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

(Instructions as to form and delivery of Shares and/or Warrant Certificates)

Name in which Shares are to be registered if other than in the name of the registered holder of this Warrant Certificate:

Address to which Shares are to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the books of the Warrant Agent:
(Street Address)

(City and State) (Zip Code)
Name in which Warrant Certificate evidencing unexercised Warrants, if any, are to be registered if other than in the name of the registered holder of this Warrant Certificate:

Address to which certificate representing unexercised Warrants, if any, are to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the books of the Warrant Agent:
(Street Address)

(City and State) (Zip Code)

Dated:

Signature

Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate. If Shares, or a Warrant Certificate evidencing unexercised Warrants, are to be issued in a name other than that of the registered holder hereof or are to be delivered to an address other than the address of such holder as shown on the books of the Warrant Agent, the above signature must be guaranteed by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE

Name of Firm

Address

Area Code and Number

Authorized Signature

Name

Title

Dated:                     , 20

6

ASSIGNMENT

(FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT HOLDER

DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY)

FOR VALUE RECEIVED,                      HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S) UNTO

(Please print name and address including zip code of assignee)	(Please insert social security or other identifying number of assignee)

the rights represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint                      Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:

Signature
(Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE

Name of Firm

Address

Area Code and Number

Authorized Signature

Name

Title

Dated:                     , 20